MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
               All amounts in US dollars unless otherwise stated


Month                          July-00
Payment Date                   15th of each month
Convention                     Modified Following Business Day
Current Payment Date           17-Jul-00
Current Calculation Date       11-Jul-00
Previous Payment Date          15-Jun-00
Previous Calculation Date      9-Jun-00
--------------------------------------------------------------------------------

1. Account Activity Summary between Calculation Dates

---------------------------------------------------------------------------------------------
                                    Prior        Deposits     Withdrawals       Balance on
                                   Balance                                   Calculation Date
                                  9-Jun-00                                      11-Jul-00
---------------------------------------------------------------------------------------------
Expense Account                   710,383.71   2,836,208.40   (2,855,468.55)      691,123.56
Collection Account             22,851,183.05  25,845,541.43  (23,302,875.80)   25,393,848.68
Aircraft Purchase Account                 -             -              -                -
Liquidity Reserve cash
  balance                      41,785,203.00   5,000,000.00              -     46,785,203.00
---------------------------------------------------------------------------------------------
Total                          65,346,769.76  33,681,749.83  (26,158,344.35)   72,870,175.24
---------------------------------------------------------------------------------------------

2. Analysis of Expenses Account Activity

---------------------------------------------------------------------------------------------
Opening Balance on Previous Calculation Date                                      710,383.71
Transfer from Collection Account on previous Payment Date                       2,827,476.50
Permitted Aircraft Accrual                                                                 -
Interim Transfer from Collection Account                                                   -
Transfers from Aircraft Purchase Account                                                   -
Interest Income                                                                     8,731.90
Balance on current Calculation Date
 - Payments on previous payment date                                             (827,476.50)
 - Interim payments                                                            (2,039,959.05)
 - Other                                                                           11,967.00
---------------------------------------------------------------------------------------------
Balance on current Calculation Date                                               691,123.56
---------------------------------------------------------------------------------------------

3. Analysis of Collection Account Activity

---------------------------------------------------------------------------------------------
Opening Balance on Previous Calculation Date                                   22,851,183.05
Collections during period
 - Lease rentals                                                               18,923,579.67
 - Maintenance reserves                                                         2,395,436.47
 - Other leasing income                                                         4,218,917.75
 - Interest income                                                                307,607.54
 - Lease rental received in error                                                (451,692.75)
 - Interim transfer to Expense A/C
Transfers from Aircraft Purchase Account
Drawings under Credit or Liquidity Enhancement Facilities                                  -
Repayment of Drawings under Credit or Liquidity Enhancement Facilities                     -
Transfer to Expense Account on previous Payment Date
 - Required Expense Amount                                                     (2,827,476.50)
 - Permitted Aircraft Modifications                                                        -
Net Swap payments on previous Payment Date                                       (101,180.56)
---------------------------------------------------------------------------------------------
Aggregate Note Payments on previous Payment Date                              (19,922,525.99)
---------------------------------------------------------------------------------------------
Balance on current Calculation Date                                            25,393,848.68

Analysis of Liquidity Reserve Amount
First Collection Account Reserve                                               30,000,000.00
Cash Held
 - Accrued Expenses                                              691,123.56
 - Security Deposits                                          16,785,203.00    17,476,326.56
Morgan Stanley Facility                                                        30,000,000.00
ILFC Facility
   - Letter of Credit                                         20,000,000.00
                                                                            -----------------
   -Security Deposits                                         22,229,539.00    42,229,539.00
                                                                            -----------------
 Liquidity Reserve Amount                                                     119,705,865.56

Minimum Liquidity Reserve Amount                                                    30000000
---------------------------------------------------------------------------------------------

                        MORGAN STANLEY AIRCRAFT FINANCE
                             REPORT TO NOTEHOLDERS
                All amounts in US dollars unless otherwise noted

Current Payment Date                   17-Jul-00
Current Calculation Date               11-Jul-00
Previous Payment Date                  15-Jun-00
Previous Calculation Date              9-Jun-00
--------------------------------------------------------------------------------

Balance in Collection Account                                                                     25,393,848.68
Liquidity Reserve Amount                                                                         119,705,865.56
                                                                                              ------------------
Available Collections                                                                            145,099,714.24
                                                                                              ==================

3. Analysis of Collection Account Activity (Continued)
----------------------------------------------------------------------------------------------------------------
Analysis of Current Payment Date Distributions

(I)          Required Expense Amount
              - Servicer Fee                                                       683,644.70
              - Administration Agent Fee                                           111,152.24
              - Other Service Providers                                             12,500.01
              - Accrued Expenses                                                 2,500,000.00
                                                                            ------------------
             Total Required Expense Amount                                                         3,307,296.95
(II) a)      Class A Interest but excluding Step-up                                                8,805,354.94
     b)      Swap Payments other than subordinated swap payments                                     218,266.67
(iii) a)     Repayment of Primary Eligible Credit Facilities                                                  -
     b)      First Collection Account top-up (Minimum liquidity reserve $30 m)                    30,000,000.00
(iv)         Class A Minimum principal payment                                                                -
(v)          Class B Interest                                                                      1,084,676.21
(vi)         Class B Minimum principal payment                                                       417,503.66
(vii)        Class C Interest                                                                      1,013,390.00
(viii)       Class C Minimum principal payment                                                                -
(ix)         Class D Interest                                                                        797,500.00
(x)          Class D Minimum principal payment                                                                -
(xi)  a)     Secondary Eligible Credit Facilities (ILFC and Morgan Stanley Facilities)                        -
      b)     Second collection account top-up                                                     89,705,865.56
(xii)        Class A Scheduled principal                                                                      -
(xiii)       Class B Scheduled principal                                                             146,298.07
(xiv)        Class C Scheduled principal                                                              70,000.00
(xv)         Class D Scheduled principal                                                                      -
(xvi)        Permitted accruals for Modifications
(xvii)       Step-up interest                                                                                 -
(xviii)      Beneficial interest                                                                              -
(xix)        Class A Supplemental principal                                                        9,533,562.17
(xx)         Class B Supplemental principal                                                                   -
(xxi)        Class D Redemption Price                                                                         -
(xxii)       Class C Redemption Price                                                                         -
(xxiii)      Class B Redemption Price                                                                         -
(xxiv)       Class A Redemption Price                                                                         -
(xxv)        Subordinated Swap payments                                                                       -
(xxvi)       all remaining amounts to holders of Beneficial interests
             Total Payments with respect to Payment Date                                         145,099,714.24
             less collection Account Top Ups (iii) (b) and (xi) (b) above                        119,705,865.56
                                                                                              ------------------
                                                                                                  25,393,848.68
                                                                                              ==================

                        MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
               All amounts in US dollars unless otherwise stated


Current Payment Date               17-Jul-00
Current Calculation Date           11-Jul-00
Previous Payment Date              15-Jun-00
Previous Calculation Date           9-Jun-00
--------------------------------------------------------------------------------

4. Payments on the Notes by Subclass

--------------------------------------------------------------------------------------------------------------------
                                       Subclass         Subclass       Subclass        Subclass          Total
Floating Rate Notes                       A-2              A-3            A-4            A-5            Class A
--------------------------------------------------------------------------------------------------------------------
Applicable LIBOR                         6.65125%         6.65125%        6.65125%         6.65125%
Applicable Margin                         0.3500%          0.5200%         0.5400%          0.5800%
Applicable Interest Rate                 7.00125%         7.17125%        7.19125%         7.23125%
Day Count                                Act/360          Act/360         Act/360          Act/360
Actual Number of Days                         32               32              32               32
Interest Amount Payable             1,384,536.55     3,697,177.78    1,278,444.44     2,445,196.17
Step-up Interest Amount Payable               NA               NA              NA               NA
--------------------------------------------------------------------------------------------------------------------
Total Interest Paid                 1,384,536.55     3,697,177.78   1,278,444.44      2,445,196.17      8,805,354.94

Expected Final Payment Date          15-Sep-05      15-Mar-02         15-Mar-03    15-Jun-08
Excess Amortisation Date             15-Apr-98      15-Mar-02         15-Mar-03    15-Apr-00
--------------------------------------------------------------------------------------------------------------------
Original Balance                  340,000,000.00  580,000,0002.00  200,000,000.00   400,000,000.00
Opening Outstanding Principal
  Balance                         222,475,075.00  580,000,0002.00  200,000,000.00   380,410,812.85  1,382,885,888.14
--------------------------------------------------------------------------------------------------------------------
Extended Pool Factors                      79.61%          100.00%         100.00%          100.00%
Pool Factors                               70.05%          100.00%         100.00%           94.89%
--------------------------------------------------------------------------------------------------
Extension Amount                               -                -                -               -
Pool Factor Amount                             -                -                -      850,812.85
Surplus Amortisation                3,208,609.25                -                -    5,474,140.08
--------------------------------------------------------------------------------------------------------------------
Total Principal Distribution Amount 3,208,609.25                -                -    6,324,952.93      9,533,562.18
-------------------------------------------------------------------------------------------------------------------
Redemption Amount
- amount allocable to principal
- amount allocable to premium
--------------------------------------------------------------------------------------------------------------------
Closing Outstanding Principal
  Balance                         219,266,466.04  580,000,000.00   200,000,000.00   374,085,859.92  1,373,352,325.96
--------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                             Subclass Subclass Total
Floating Rate Notes                      B-1            B-2           Class B

---------------------------------------------------------------------------------
Applicable LIBOR                          6.6513%          6.6513%
Applicable Margin                         0.6500%          1.0500%
Applicable Interest Rate                 7.30125%         7.70125%
Day Count                                Act/360          Act/360
Actual Number of Days                         32               32
Interest Amount Payable               571,259.55       513,416.67
Step-up Interest Amount Payable               NA               NA
---------------------------------------------------------------------------------
Total Interest Paid                   571,259.55       513,416.67    1,084,676.21
---------------------------------------------------------------------------------

Expected Final Payment Date            15-Mar-13        15-Mar-07
Excess Amortisation Date               15-Apr-98        15-Mar-07
---------------------------------------------------------------------------------
Original Balance                  100,000,000.00    75,000,000.00
Opening Outstanding Principal
  Balance                          88,021,501.65    75,000,000.00  163,021,501.65
---------------------------------------------------------------------------------
Extended Pool Factors                      94.77%          100.00%
Pool Factors                               90.76%          100.00%
---------------------------------------------------------------------------------
Extension Amount                               -                -
Pool Factor Amount                             -                -
Surplus Amortisation                  563,801.73                -
---------------------------------------------------------------------------------
Total Principal Distribution Amount   563,801.73                -      563,801.73
---------------------------------------------------------------------------------
Redemption Amount
- amount allocable to principal
- amount allocable to premium
---------------------------------------------------------------------------------
Closing Outstanding Principal
  Balance                          87,457,699.92    75,000,000.00  162,457,699.92
---------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                      Subclass        Subclass         Total           Subclass
Fixed Rate Notes                         C-1            C-2           Class C            D-1
--------------------------------------------------------------------------------------------------
Applicable Interest Rate                 6.90000%         9.60000%                         8.70000%
Day count                               30 / 360         30 / 360                         30 / 360
Number of Days                                30               30                               30
Interest Amount Payable               573,390.00       440,000.00                       797,500.00
--------------------------------------------------------------------------------------------------
Total Interest Paid                   573,390.00       440,000.00     1,013,390.00      797,500.00
--------------------------------------------------------------------------------------------------
Expected Final Payment Date           15-Mar-13        15-Oct-16                     15-Mar-14
Excess Amortisation Date              15-Mar-13        15-Oct-16                     15-Mar-10
Original Balance                  100,000,000.00    55,000,000.00                   110,000,000.00
Opening Outstanding Principal
  Balance                          99,720,000.00    55,000,000.00  154,720,000.00   110,000,000.00
--------------------------------------------------------------------------------------------------
Extended Pool Factors                     100.00%          100.00%                          100.00%
Expected Pool Factors                      99.65%          100.00%                          100.00%
--------------------------------------------------------------------------------------------------
Extended Amount                                -                -                                -
Expected Pool Factor Amount            70,000.00                -                                -
Surplus Amortisation                           -                -
--------------------------------------------------------------------------------------------------
Total Principal Distribution Amount    70,000.00                -       70,000.00               -
--------------------------------------------------------------------------------------------------
Redemption Amount                              -                -                                -
- amount allocable to principal                -                -                                -
- amount allocable to premium                  -                -                                -
--------------------------------------------------------------------------------------------------
Closing Outstanding Principal
  Balance                          99,650,000.00    55,000,000.00  154,650,000.00   110,000,000.00
--------------------------------------------------------------------------------------------------

                        MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
                 Amounts in US Dollars unless otherwise stated

Current Payment Date                           17-Jul-00
Current Calculation Date                       11-Jul-00
Previous Payment Date                          15-Jun-00
Previous Calculation Date                       9-Jun-00
--------------------------------------------------------------------------------

5. Floating Rate Note information for next Interest Accrual Period

Start of Interest Accrual Period               17-Jul-00
End of Interest Accrual Period                 15-Aug-00
Reference Date                                 11-Aug-00

----------------------------------------------------------------------------------------------------------------------------
                                                  A-2           A-3          A-4          A-5         B-1           B-2
----------------------------------------------------------------------------------------------------------------------------
Applicable LIBOR                                6.62625%      6.62625%     6.62625%    6.62625%     6.62625%       6.62625%
Applicable Margin                                0.3500%       0.5200%      0.5400%     0.5800%      0.6500%        1.0500%
Applicable Interest Rate                         6.9763%       7.1463%      7.1663%     7.2063%      7.2763%        7.6763%
Actual Pool Factor                                64.49%       100.00%      100.00%      93.52%       87.46%        100.00%

----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Fixed Rate Notes                                  C-1           C-2          D-1
------------------------------------------------------------------------------------
Actual Pool Factor                                99.65%       100.00%      100.00%
------------------------------------------------------------------------------------


6. Payments per $ 100,000 Inital Outstanding Principal Balance of Notes
----------------------------------------------------------------------------------------------------------------------------
(a) Floating Rate Notes                         A-2           A-3          A-4          A-5         B-1           B-2
----------------------------------------------------------------------------------------------------------------------------

Opening Outstanding Principal Balance         65,433.85    100,000.00   100,000.00   95,102.70    88,021.50     100,000.00
Total Principal Payments                         943.71             -            -    1,581.24       563.80              -
Closing Outstanding Principal Balance         64,490.14    100,000.00   100,000.00   93,521.46    87,457.70     100,000.00

Total Interest                                   407.22        637.44       639.22      611.30       571.26         684.56
Total Premium                                    0.0000%       0.0000%      0.0000%     0.0000%      0.0000%        0.0000%
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
(b) Fixed Rate Notes                            C-1           C-2          D-1
------------------------------------------------------------------------------------

Opening Outstanding Principal Balance          99,720.00    100,000.00   100,000.00
Total Principal Payments                           70.00             -            -
Closing Outstanding Principal Balance          99,650.00    100,000.00   100,000.00

Total Interest                                    573.39        800.00       725.00
Total Premium                                          -             -            -

Cumulative Performance to Date - March 15, 2000 to June 15, 2000                                    MORGAN STANLEY AIRCRAFT FINANCE

                                                                                             All amounts in millions
                                                                                                   of US dolars
----------------------------------------------------------------------------------------------------------------------
                                                                                             unless otherwise stated
                                                  Mar-00  Apr-00  May-00   Jun-00   Jul-00    Cummlative to Date
                                                                                             Actual Basecase  Variance
----------------------------------------------------------------------------------------------------------------------
                      CASH COLLECTIONS
[1]                   Lease Rentals                        26.3    18.2     22.7     16.9     84.1    84.1         -
[2]                   - Renegotiated Leases                                                      -       -         -
[3]                   - Rental Resets                              (0.1)     0.0      0.0     (0.1)      -      (0.1)
                                                           -----------------------------------------------------------
[4] Sum of [1].[3]    Contracted Lease Rentals             26.3    18.1     22.7     17.0     84.1    84.1      (0.1)
                                                                                                 -
[5]                   Movement in Current Arrears Balance  (1.7)   (0.5)    (0.5)     2.1     (0.6)      -      (0.6)
                      less Net Stress-related Costs
[6]                   - Bad Debts                             -       -        -        -       -        -         -
[7]                   - Security Deposits Drawn Down          -       -        -        -       -                  -
[8]                   - Restructured Arrears                  -       -        -        -       -                  -
[9]                   - AOG                                (0.4)   (0.3)    (0.8)    (0.5)   (2.1)              (2.1)
[10]                  - Other Leasing Income                  -    (0.6)     0.7      4.2     4.4                4.4
[11]                  - Repossession Costs                    -    (0.1)    (0.1)    (0.1)   (0.3)              (0.3)
                                                           -----------------------------------------------------------
[12] Sum of [6].[11]  sub-total                            (0.4)   (1.0)    (0.2)     3.6     2.1     (3.8)      5.8
                                                                                                -
[13] [4]+[5]+[12]     Net2Lease Rentals                    24.2    16.6     22.1     22.7    85.5     80.4       5.2
[14]                  Interest Earned                       0.2     0.3      0.3      0.3     1.2      0.8       0.4
[15]                  Drawings from Expense Account                                   2.0     2.0        -       2.0
                      Maintenance Receipts                  1.9     2.1      2.4      2.3     8.7        -       8.7
                      Maintenance Payments                 (0.1)   (5.2)    (3.4)    (2.0)  (10.7)       -     (10.7)
                                                           -----------------------------------------------------------
[16]                  Net Maintenance                       1.8    (3.1)    (1.0)     0.3    (2.0)       -      (2.0)
[17] Sum of [13].[16] Total Cash Collections               26.3    13.8     21.3     25.4    86.8     81.1       5.7
----------------------------------------------------------------------------------------------------------------------
                      CASH EXPENSES
                      Aircraft Operating Expenses
[18]                  - Insurance                          (0.2)   (0.1)                     (0.3)
[19]                  - Re-leasing and other overheads     (0.1)            (0.5)            (0.6)
                                                           -----------------------------------------------------------
[20] [18]+[19]        subtotal                             (0.3)   (0.1)    (0.5)       -    (0.9)    (0.7)     (0.2)
                      SG&A Expenses
[21]                  Aircraft Servicer Fees
                      - Base Fee                           (0.2)   (0.2)    (0.2)    (0.2)    (0.8)
                      - Rent Collected Fee                 (0.3)   (0.2)    (0.3)    (0.3)    (1.1)
                      - Rent Contracted Fee                (0.2)   (0.2)    (0.2)    (0.2)    (0.8)
                      - Incentive Fee                         -       -        -                 -
                                                           -----------------------------------------------------------
                      sub-total                            (0.7)   (0.6)    (0.7)    (0.7)    (2.7)   (2.9)     (0.2)
[22]                  Other Servicer Fees                  (0.8)   (0.1)    (0.1)    (0.1)    (1.1)   (0.7)     (0.4)
                                                           -----------------------------------------------------------
[23] [21]+[22]        subtotal                             (1.5)   (0.7)    (0.8)    (0.8)    (3.8)   (3.5)     (0.2)
[24] [20]+[23]        Total Cash Expenses                  (1.8)   (0.8)    (1.3)    (0.8)    (4.6)   (4.2)     (0.4)
----------------------------------------------------------------------------------------------------------------------
                      NET CASH COLLECTIONS
[25] [17]             Total Cash Collections               26.3    13.8     21.3     25.4     86.8    81.1       5.7
[26] [24]             Total Cash Expenses                  (1.8)   (0.8)    (1.3)    (0.8)    (4.6)   (4.2)     (0.4)
[27]                  Accrued Expenses                                               (2.5)    (2.5)      -      (2.5)
[28]                  Interest Payments                   (11.3)   (9.8)   (11.3)   (11.7)   (44.1)  (41.6)     (2.5)
[29]                  Swap Payments                        (0.6)   (0.8)    (0.1)    (0.2)    (1.7)   (3.5)      1.8
[30]                  Exceptional Item                        -       -        -        -        -                 -
                                                           -----------------------------------------------------------
[31] Sum of [25].[30] TOTAL                                12.6     2.4      8.7     10.2     33.8    31.8       2.0
                                                           ===========================================================
----------------------------------------------------------------------------------------------------------------------
[32]                  PRINCIPAL PAYMENTS                                                         -
                      subclass A2                           1.1     0.1      1.0      3.2      5.4     5.7      (0.3)
                      subclass A3                             -       -        -        -        -       -         -
                      subclass A4                             -       -        -        -        -       -         -
                      subclass A5                          10.9     1.6      7.1      6.3     25.9    23.7       2.2
                      subclass B1                           0.6     0.6      0.6      0.6      2.4     2.3       0.1
                      subclass B2                             -       -        -        -        -       -         -
                      subclass C1                             -     0.1      0.1      0.1    0.194   0.230      (0.0)
                      subclass C2                             -       -        -        -        -                 -
                      subclass D1                             -       -        -        -        -       -         -
                      Total                                12.6     2.4      8.7     10.2     33.8    31.8       2.0
                                                           ===========================================================
----------------------------------------------------------------------------------------------------------------------
                      Debt Balances
                      subclass A2               224.7     223.6   223.5    222.5    219.3    219.3   219.0       0.3
                      subclass A3               580.0     580.0   580.0    580.0    580.0    580.0   580.0         -
                      subclass A4               200.0     200.0   200.0    200.0    200.0    200.0   200.0         -
                      subclass A5               400.0     389.1   387.5    380.4    374.1    374.1   376.3      (2.2)
                      subclass B1                89.7      89.1    88.5     87.9     87.4     87.4    87.5      (0.1)
                      subclass B2                75.0      75.0    75.0     75.0     75.0     75.0    75.0         -
                      subclass C1                99.9      99.9    99.8     99.8     99.7     99.7    99.6       0.0
                      subclass C2                55.0      55.0    55.0     55.0     55.0     55.0    55.0         -
                      subclass D1               110.0     110.0   110.0    110.0    110.0    110.0   110.0         -
                      TOTAL                   1,834.3   1,821.7 1,819.3  1,810.5  1,800.5  1,800.5 1,802.5      (2.0)

(Table to be continued)

(Table continued)


                                                            Dollar amounts expressed as
                                                                   a percentage
----------------------------------------------------------- ---------------------------
                                                            2000 Base Case Lease Rentals
                                                                Cummlative to Date
                                                            Actual  Basecase  Variance
----------------------------------------------------------- ---------------------------
                      CASH COLLECTIONS
[1]                   Lease Rentals                         100.0%   100.0%    0.0%
[2]                   - Renegotiated Leases                   0.0%
[3]                   - Rental Resets                        -0.1%
                                                            ---------------------------
[4] Sum of [1].[3]    Contracted Lease Rentals               99.9%   100.0%    0.0%

[5]                   Movement in Current Arrears Balance    -0.7%            -0.7%
                      less Net Stress-related Costs
[6]                   - Bad Debts                            0.0%
[7]                   - Security Deposits Drawn Down         0.0%
[8]                   - Restructured Arrears                 0.0%
[9]                   - AOG                                 -2.4%
[10]                  - Other Leasing Income                 5.2%
[11]                  - Repossession Costs                  -0.3%
                                                            ---------------------------
[12] Sum of [6].[11]  sub-total                              2.4%     -4.5%    6.9%

[13] [4]+[5]+[12]     Net2Lease Rentals                    101.6%     95.5%    6.1%
[14]                  Interest Earned                        1.4%      0.9%    0.5%
[15]                  Drawings from Expense Account          2.4%      0.0%    2.4%
                      Maintenance Receipts                  10.4%      0.0%   10.4%
                      Maintenance Payments                 -12.8%      0.0%  -12.8%
                                                            ---------------------------
[16]                  Net Maintenance                       -2.4%      0.0%   -2.4%
[17] Sum of [13].[16] Total Cash Collections               103.2%     96.4%    6.7%
----------------------------------------------------------- ---------------------------
                      CASH EXPENSES
                      Aircraft Operating Expenses
[18]                  - Insurance                           -0.4%             -0.4%
[19]                  - Re-leasing and other overheads      -0.7%             -0.7%
                                                            ---------------------------
[20] [18]+[19]        subtotal                              -1.0%     -0.8%   -0.2%
                      SG&A Expenses
[21]                  Aircraft Servicer Fees
                      - Base Fee                            -1.0%
                      - Rent Collected Fee                  -1.3%
                      - Rent Contracted Fee                 -0.9%
                      - Incentive Fee                        0.0%
                                                            ---------------------------
                      sub-total                             -3.2%     -3.4%    0.2%
[22]                  Other Servicer Fees                   -1.3%     -0.8%   -0.5%
                                                            ---------------------------
[23] [21]+[22]        subtotal                              -4.5%     -4.2%   -0.3%
[24] [20]+[23]        Total Cash Expenses                   -5.5%     -5.0%   -0.5%
----------------------------------------------------------- ---------------------------
                      NET CASH COLLECTIONS
[25] [17]             Total Cash Collections               103.2%     96.4%    6.7%
[26] [24]             Total Cash Expenses                   -5.5%     -5.0%   -0.5%
[27]                  Accrued Expenses                      -3.0%      0.0%   -3.0%
[28]                  Interest Payments                    -52.4%    -49.4%   -3.0%
[29]                  Swap Payments                         -2.0%     -4.2%    2.2%
[30]                  Exceptional Item                       0.0%      0.0%    0.0%
                                                            ---------------------------
[31] Sum of [25].[30] TOTAL                                 40.2%     37.8%    2.4%
                                                            ===========================
----------------------------------------------------------- ---------------------------
[32]                  PRINCIPAL PAYMENTS
                      subclass A2                            6.4%      6.7%   -0.4%
                      subclass A3                            0.0%      0.0%    0.0%
                      subclass A4                            0.0%      0.0%    0.0%
                      subclass A5                           30.8%     28.1%    2.7%
                      subclass B1                            2.8%      2.7%    0.1%
                      subclass B2                            0.0%      0.0%    0.0%
                      subclass C1                            0.2%      0.3%    0.0%
                      subclass C2                            0.0%      0.0%    0.0%
                      subclass D1                            0.0%      0.0%    0.0%
                      Total                                 40.2%     37.8%    2.4%
                                                            ============================
----------------------------------------------------------- ---------------------------


-------------------------------------------------------------------------------------------------------------------
      Note:              Report Line Name              Description

-------------------------------------------------------------------------------------------------------------------

                         CASH COLLECTIONS
  [1]                     Lease Rentals                Assumptions per the March 1998 Prospectus
  [2]                      - Renegotiated Leases       Change in contracted rental cash flow caused by a
                                                       renegotiated lease
  [3]                      - Rental Resets             Re-leasing events where new lease rate deviated from the
                                                       1998 Base Case
  [4] Sum of [1]....[3]   Contracted Lease Rentals     Current Contracted Lease Rentals due as at the latest
                                                       Calculation Date

  [5]                    Movement in Current
                          Arrears Balance              Current contracted lease rentals not received as at the
                                                       latest Calculation Date, excluding Bad debts

                         less Net Stress related
                          Costs
  [6]                      - Bad debts                 Arrears owed by former lessees and deemed irrecoverable.
  [7]                      - Capitalised arrears       Current arrears that have been capitalised and
                                                       restructured as a Note Payable.
  [8]                      - Security deposits drawn
                             down                      Security deposits received following a lesse default
  [9]                      - AOG                       Lost of rental due to an aircraft being off-lease and
                                                       non-revenue earning
             [10]          - Other Leasing Income      Includes lease termination payments, rental guarantees
                                                       and late payments charges
             [11]          - Repossession              Legal and technical costs incurred in repossessing aircraft.
 [12] Sum of  [6]....[11]  sub-total

 [13] [4]+[5]+[12]       Net Lease Rentals             Contracted Lease Rentals less Movement in Current Arrears
                                                       Balance and Net Stress related costs

 [14]                    Interest Earned               Interest earned on monthly cash balances
 [15]                    Net Maintenance               Maintenance Revenue Reserve received less and reimbursements to lessees.
 [16] Sum of [13]...[15] Total Cash Collections        Net Lease Rentals + Interest Earned + Net Maintenance

-------------------------------------------------------------------------------------------------------------------

                         CASH EXPENSES
                         Aircraft Operating Expenses   All operational costs related to the leasing of aircraft.
 [17]                    - Insurance                   Premium for contingent insurance policies
 [18]                    - Re-leasing and other        Costs associated transferring an aircraft from one lessee to another
 [19]  [17]+[18]         subtotal

                         SG&A Expenses
 [20]                    Aircraft Servicer Fees        Monthly and annual fees paid to Aircraft Servicer
                         - Base Fee                    Fixed amount per month per aircraft
                         - Rent Contracted Fee         1.00% of rental contracted for the month
                         - Rent Collected Fee          1.25% of rental received for the month
                         - Incentive Fee               Annual fee paid to Servicer for performance above an annually agreed target
 [21]     [20]           subtotal
 [22]                    Other Servicer Fees           Administrative Agent, trustee and professional fees paid to other service providers.
 [23]  [21]+[22]         subtotal

 [24]  [19]+[23]         Total Cash Expenses           Aircraft Operating Expenses + SG&A Expenses

--------------------------------------------------------------------------------------------------------------------

                         NET CASH COLLECTIONS
 [25]     [16]           Total Cash Collections        line 16 above
 [26]     [24]           Total Cash Expenses           line 24 above
 [27]                    Interest Payments             Interest paid on all outstanding debt
 [28]                    Swap payments                 Net swap payments (paid) /received
 [29]                    Proceeds from Aircraft Sales  Proceeds, net of fees and  expenses, from the sale of aircraft
 [30] Sum of [25]...[29] Exceptional Items             Includes adjustment for aircraft included in the 1998
                                                       Basecase but not acquired by MSAF
                         TOTAL
--------------------------------------------------------------------------------------------------------------------
 [31]


         Coverage Ratios                                                        2000
                                   Closing             Actual                 Base Case
----------------------------------------------------------------------------------------------------
         Net Cash Collections                              33.8                      31.8
         Add Back Interest                                 44.1                      41.6
         Add Back Swap Payments                             1.7                       3.5
a        Net Cash Collections                              79.6                      76.9

b        Swaps                                              1.7                       3.5
c        Class A Interest                                  32.8                      30.6
d        Class A Minimum                                    5.6                       4.8
e        Class B Interest                                   4.1                       3.8
f        Class B Minimum                                    1.8                       1.9
g        Class C Interest                                   4.0                       4.1
h        Class C Minimum                                      -                         -
I        Class D Interest                                   3.2                       3.2
j        Class D Minimum                                      -                         -
k        Class A Scheduled                                  1.2                       0.1
l        Class B Scheduled                                  0.3                       0.4
m        Class C Scheduled                                  0.3                       0.2
n        Class D Scheduled                                    -                         -
o        Permited Aircraft Modifications                                                -
p        Class A Supplemental                              24.5                      24.4
                                                     ------------------------------------------------
         Total                                             79.6                      76.9
                                                     ------------------------------------------------

  [1]    Interest Coverage Ratio
         Class A                                           2.31                      2.26  = a / (b+c)
         Class B                                           1.80                      1.80  = a / (b+c+d+e)
         Class C                                           1.59                      1.58  = a / (b+c+d+e+f+g)
         Class D                                           1.50                      1.49  = a / (b+c+d+e+f+g+h+i)

  [2]    Debt Coverage Ratio
         Class A                                           1.45                      1.47  = a / (b+c+d+e+f+g+h+i+ j+k)
         Class B                                           1.45                      1.47  = a / (b+c+d+e+f+g+h+i+j+k+l)
         Class C                                           1.45                      1.47  = a / (b+c+d+e+f+g+h+i+j+k+l+m)
         Class D                                           1.45                      1.47  = a / (b+c+d+e+f+g+h+i+j+k+l+m+n)

         Loan-to-Value Ratios

                                  -------------------------------------------------------------------
                                    2000 Base Case     Actual                2000 Base Case
                                  15-Mar-00          15-Jul-00                  15-Jul-00
                                  -------------------------------------------------------------------
  [3]    Assumed Portfolio Value     2,000.9            1,973.3                   1,973.3

         Liquidity Reserve Amount
         Cash                           30.0               30.0                      30.0
           - Accrued Expenses            6.0                3.2                       3.2
           - Security Deposits           7.1               16.8                      16.8
                                  -----------        -----------            --------------
         subtotal cash                  43.1               50.0                      50.0
          Letters of Credit             82.1               72.2                      72.2
                                  -----------        -----------            --------------
         Total Liquidity Reserve       125.2              122.2                     122.2

  [4]    Total Asset Value           2,126.1            2,095.5                   2,095.5

         Note Balance
         Class A                     1,404.7   66.1%    1,373.4       65.5%       1,375.3      65.6%
         Class B                       164.7   73.8%      162.5       73.3%         162.5      73.4%
         Class C                       154.9   81.1%      154.6       80.7%         154.6      80.8%
         Class D                       110.0   86.3%      110.0       85.9%         110.0      86.0%
                                  -----------        -----------            --------------
         Total                       1,834.3            1,800.5                   1,802.5

--------------------

[1] Interest Coverage Ratio is equal to Net Cash Collections, before Interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

[2] Debt Service Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

[3] Assumed Portfolio Value represents the Inital Appraised Value of each aircraft in the Portfolio multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

[4] Total Asset Value is equal to Total Portfolio Value plus Liquidity Reserve Amount.

                        MORGAN STANLEY AIRCRAFT FINANCE

         Cash Analysis of Financial Condition and Results of Operations

                 Three Month Period from March 2000 to May 2000

                                    CONTENTS

I         Background and General Information

II (a)    Comparison of Actual Cash Flows versus the 1998 Base Case for
          March 2000.

II (b) Comparison of Actual Cash Flows versus the 2000 Base Case for April / May 2000

III       Other Financial Data

IV        Recent Developments

          Appendices

I    Background and General Information

Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, is a special purpose vehicle which owns aircraft subject to operating leases. Under the terms of its Indenture, MSAF may acquire additional aircraft and sell aircraft from the fleet. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

Initial Portfolio
On March 3, 1998, MSAF issued $1,050 million of Notes in connection with its acquisition of 33 aircraft plus an engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC"). All but one of the 33 aircraft was acquired by MSAF.

New Issuance
On March 15, 2000, MSAF refinanced the A-1 subclass Notes of $400 million as part of a total issuance of $1,310 million of New Notes in five subclasses (A-3, A-4, A-5, B-2 and C-2). In addition to the refinancing of the A-1 subclass, these Notes were issued in association with MSAF's acquisition of 29 aircraft with a total appraised value of $1,047.8 million as of November 30, 1999 from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSDW acquired two aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999.

Combined Portfolio
As a result, the overall size of the combined aircraft fleet is now 61 aircraft plus an engine with a total appraised value of $2,000.9 million as of November 30, 1999. As of July 1, 2000, MSAF had 60 lease contracts in effect with 41 lessees based in 25 countries and two aircraft were off-lease as shown in Appendix A attached.

Management Discussion and Analysis
The discussion and analysis that follows in Section II is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group") for the reporting periods from March 2000 to May 2000.

Section II (a) covers the one-month period, March 2000, prior to the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Initial Portfolio of 32 aircraft and engine only. The March 2000 cash flows are compared against the 1998 Base Case.

For the purposes of this report, "March 2000", referred to in Section II (a) shall comprise information from the monthly cash report dated March 15, 2000. The financial data in this reports includes cash receipts from February 10, 2000 (first day of the Collection Period for the March 2000 Report) up to March 9, 2000 (last day of the Collection Period for the March 2000 Report). It also includes payments made by MSAF Group between February 16, 1999 and up to March 15, 2000 (the Note Payment Date for the March 2000 Report).

Section II (b) covers the two month period, April / May 2000, after the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Combined Portfolio of 61 aircraft plus an engine. The April / May 2000 cash flows are compared against the 2000 Base Case.

For the purposes of this report, "April / May 2000", referred to in Section II
(b), shall comprise information from the monthly cash reports dated April 15, 2000 through to May 15, 2000. The financial data in these reports includes cash receipts from March 10, 2000 (first day of the Collection Period for the April / May 2000 Report) up to May 9, 2000 (last day of the Collection Period for the April / May 2000 Report). It also includes payments made by MSAF Group between March 16, 2000 and up to May 15, 2000 (the Note Payment Date for the April / May 2000 Report).

The discussion and analysis in Section III - "Recent Developments" relates to the combined fleet of 61 aircraft plus an engine.

MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints, such as limitations on the number of landing slots, can also impact the operating leasing market.

MSAF Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF Group, may also impact MSAF Group's ability to compete against other lessors.

II (a) Comparison of Actual Cash Flows versus the 1998 Base Case for March 2000

The February 20, 1998 Offering Memorandum (the "Offering Memorandum") and the November 4, 1998 Prospectus (the "Prospectus") for the Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "1998 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments and Exceptional Items. A discussion of the Cash Collections, Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments, Exceptional Items and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

"Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals plus Movement in Current Arrears Balance less Net Stress-related Costs), Interest Earned, Drawings from Expense Account and Net Maintenance.

Cash Collections                          Actual      Base Case      Variance
                                           $ M           $ M           $ M
Lease Rentals                              12.2          12.2            -
      - Renegotiated Leases                (0.1)            -         (0.1)
      - Rental Resets                      (0.4)            -         (0.4)
                                        ----------------------------------------
Contracted Lease Rentals                   11.7          12.2         (0.5)

Movement in Current Arrears Balance         0.2             -          0.2
Net Stress Related Costs                   (1.1)         (0.5)        (0.6)
                                        ----------------------------------------
Net Lease Rentals                          10.8          11.7         (0.9)

Interest Earned                             0.1           0.1          0.0
Drawings from Expense Account               1.2             -          1.2
Net Maintenance                            (0.2)            -         (0.2)
                                        ----------------------------------------
Total Cash Collections                     11.9          11.8          0.1
                                        ----------------------------------------

In March 2000, MSAF Group generated approximately $11.9 million in Total Cash Collections, $0.1 million more than assumed in the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in square brackets refer to the line item number shown in Appendix B).

[2]  Renegotiated  Leases
     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In March 2000, the amount of revenue loss attributed to Renegotiated Leases of $0.1 million is due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

[3]  Rental Resets
     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 1998 Base Case. In March 2000, no new leases were written, however, lost revenue attributable to lease resets in previous quarters amounted to $0.4 million. The loss primarily relates to the decline in rentals received for two A310-300s. See Section IV - "Recent Developments" for a discussion of current re-leasing events.

[4]  Contracted Lease Rentals
     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For March 2000, Contracted Lease Rentals were $11.7 million, $0.5 million less than assumed in the 1998 Base Case. The difference is due to losses from renegotiated leases and rental resets as discussed above.

[5]  Movement in Current Arrears Balance
     Current Arrears are the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the start of the March 2000 payment period was $3.4 million versus $3.2 million at the end of the March 2000 payment period, a decrease in arrears of $0.2 million.

Aircraft Type    Country    Current    Current     Movement     Security
                            Arrears    Arrears    in Current    Deposits
                            2/15/00    3/15/00     Arrears        Held
                              $ M        $ M         $M           $ M
A320-200         Canada       0.2        0.5        (0.3)         0.3
A310-300         Brazil       0.4        0.7        (0.3)           -
B737-300         Brazil       1.6        0.5         1.1          0.7
A321-100         Turkey       0.9        1.2        (0.3)         0.7
A320-200         Ireland      0.3        0.3         0.0          0.5
                            ----------------------------------------------------
Total                         3.4        3.2         0.2         2.2
                            ----------------------------------------------------

     As at March 15, 2000, five lessees were in arrears, owing $3.2 million, against which MSAF Group held security deposits of $2.2 million. See
     Section IV - "Recent Developments" for information on the current level of arrears as of July 1, 2000.

     Net Stress-related Costs
     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed net stress-related costs equal to 4.5% of the 1998 Base Case Lease Rentals.

     Net Stress Related Costs        Actual         Base Case      Variance
                                      $ M             $ M            $ M
     Bad Debts                            -
     Security Deposits Drawn Down         -
     Restructured Arrears             (0.1)
     AOG                              (1.2)
     Other Leasing Income              0.3
     Repossession Costs               (0.1)
                                     ----------------------------------------
     Net Stress Related Costs         (1.1)          (0.5)          (0.6)
                                     ----------------------------------------

     For the March 2000 Payment Period, net stress-related costs amounted to $1.1 million (9.0% of 1998 Base Case Lease Rentals) compared to $0.5 million assumed in the 1998 Base Case, a variance of $0.6 million that is due to the following six factors described in items [6] to [11] below.

[6]  Bad Debts and [7] Security Deposits Drawn Down
     Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

     In March 2000, no arrears were transferred to Bad Debts and no security deposits were drawn down. See Section IV - "Recent Developments" for information on the current level of Bad Debts as of July 1, 2000.

[8]  Restructured Arrears
     Restructured Arrears refer to current arrears that have been capitalized and restructured into a note payable, which is repaid over an agreed period. Losses from restructured leases were $0.1 million in March 2000 and were due to a restructuring of arrears and lease payments of two lessees. See Section IV - "Recent Developments" for information on the current level of Restructured Arrears as of July 1, 2000.

[9]  Aircraft on Ground ("AOG")
     AOG is defined as the Base Case Lease Rental lost when an aircraft is off-lease and non-revenue earning.

     AOG Analysis for March  2000
         Aircraft Type   Old Lessee   New Lessee              Lost Rental
                                                                  $ M
     1   B747-300        VARIG        Air Atlanta Icelandic       0.8
     2   A310-300        Oman Air     Region Air                  0.1
     3   A310-300        Oman Air     Region Air                  0.1
     4   B737-400        TAESA        LOI                         0.2
                                                              ------------
         Total                                                    1.2
                                                              ------------

     The impact of AOG downtime amounted to $1.2 million during March 2000. This was in respect of four aircraft; one B747-300 previously on lease to VARIG which terminated early, two A310-300s previously on lease to Oman Air which terminated as scheduled and one B737-400 previously on lease to TAESA which terminated early. See Section IV - "Recent Developments" below for information on the current level of AOG costs as of July 1, 2000.

[10] Other Leasing Income
     Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In March 2000, other leasing income amounted to $0.3 million.

[11] Repossession Costs
     Repossession costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In March 2000, repossession costs amounted to $0.1 million, which consists of consultancy fees incurred during the repossession of a B737-400 previously on lease to TAESA.

[13] Net Lease Rentals
     Net Lease Rentals is Contracted Lease Rentals plus the movement in Current Arrears Balance less Net Stress-related Costs. In March 2000, net lease rentals amounted to $10.8 million, $0.9 million less than assumed in the 1998 Base Case. The variance was attributable to the combined effect of lower contracted lease rentals, the decrease in current arrears and an increase in net stress-related costs discussed above.

[14] Interest Earned
     Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in March 2000 consisted of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months ("Accrued Expenses"). The average interest rate for the period was 5.75%, the same as assumed in the 1998 Base Case. In March 2000, interest earned amounted to $0.1 million the same as assumed in the 1998 Base Case.

[15] Drawings from Expense Account
     The Expense Account contains cash set aside each month from current cash collections to pay for expenses which are expected to be payable over the next three months. The level of Accrued Expenses is set each month by the Administrative Agent. In March 2000, $1.2 million was drawn from the Expense Account to pay for current expenses. The 1998 Base Case makes no assumption as to the level of Accrued Expenses. Accrued Expenses are discussed separately as line item number [28] in the Net Cash Collections section below.

[16] Net Maintenance
     Net maintenance refers to maintenance receipts less any maintenance reimbursements paid to lessees. In March 2000, actual maintenance receipts amounted to $0.9 million and maintenance expenditure amounted to $1.1 million, generating negative net maintenance of $0.2 million.

     Maintenance expenditure included costs incurred in the overhaul of the airframe for two A310-300s. The 1998 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance receipts will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance receipts will exactly equal maintenance expenditure.

CASH EXPENSES

"Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In March 2000, total cash expenses were $0.6 million, $0.6 million lower than the 1998 Base Case, which assumed total cash expenses of $1.2 million.

Total Cash Expenses             Actual    Base Case   Variance
                                 $ M        $ M        $ M
Aircraft Operating Expenses     (0.1)      (0.4)         0.3
SG&A Expenses                   (0.5)      (0.8)         0.3
                               --------------------------------
Total Cash Expenses             (0.6)      (1.2)         0.6
                               --------------------------------

The difference is due to a combination of lower Aircraft Operating Expenses and SG&A Expenses as discussed below.

Aircraft Operating Expenses include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In March 2000, Aircraft Operating Expenses were $0.1 million compared to $0.4 million per the 1998 Base Case, which assumes these costs to be 3.5% of the 1998 Base Case Lease Rentals.

[18] Insurance

     No insurance costs were incurred in March 2000.

[19] Re-leasing and other overhead costs
     Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In March 2000 these costs were $0.1 million.

SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers. In March 2000, SG&A Expenses were $0.5 million or $0.3 million lower than assumed in the 1998 Base Case. The variance is described in items numbered [21] and [23] below.

[21] Aircraft Servicer Fees
     The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In March 2000, the total Aircraft Servicer fee paid was $0.3 million, $0.2 million lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to 1998 Base Case Lease Rentals.

        Aircraft Servicer Fees consist of:
                                                     $ M
                  Base Fee                           0.1
                  Rent Collected Fee                 0.1
                  Rent Contracted Fee                0.1
                  Incentive Fee 1999/2000*           0.0
                                                     ---
                  Total Servicer Fee                 0.3
        *For financial year ended November 30, 2000

     The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted. The Rent Collected Fee is equal to 1% of all rentals received. The Incentive fee is 10% of all cash flow received above a targeted annual amount set at the beginning of each financial year. No incentive fee was payable to ILFC in March 2000 for the financial year ended November 2000.

[23] Other Servicer Fees
     Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In March 2000, Other Servicer Fees amounted to $0.2 million as compared to an assumed expense of $0.3 million in the 1998 Base Case, a positive variance of $0.1 million. The variance is due primarily to lower than expected Administrative Agent fees and other overhead costs. The Administrative Agent fee is equal to 1.5% of rentals collected and declined in line with the reduced rentals actually received.

NET CASH COLLECTIONS

"Net Cash Collections" equals Total Cash Collections less Total Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments and Exceptional Items.

Net Cash Collections           Actual     Base Case    Variance
                                 $ M         $ M         $ M
Total Cash Collections          11.9        11.8           0.1
Total Cash Expenses             (0.6)       (1.2)          0.6
Accrued Expenses                (0.8)          -          (0.8)
Interest Payments               (4.9)       (4.9)            -
Swap Payments                   (0.4)       (0.5)          0.1
Exceptional Items                  -           -             -
                               ---------------------------------
Net Cash Collections             5.2         5.2           0.0
                               ---------------------------------

[26] Total Cash Collections
     As discussed above in line items [1] to [17] above in Cash Collections, MSAF Group generated approximately $11.9 million in Total Cash Collections, $0.1 million more than assumed in the 1998 Base Case.

[27] Total Cash Expenses
     As discussed above in line items [18] to [25] above in Cash Expenses, MSAF Group incurred approximately $0.6 million in Total Cash Expenses, $0.6 million less than assumed in the 1998 Base Case.

[28] Accrued Expenses
     Accrued Expenses represent the level of cash set aside in the Expense Account each month to pay for expenses which are expected to be payable over the next 3 months. In March 2000, $0.8 million was added to the Closing Expense Account balance of $4.9 million (a total of to $5.7 million) to fund future expenses, primarily maintenance.

[29] Interest Payments and [30] Swap Payments
     In March 2000, interest payments to Noteholders amounted to $4.9 million, which was in line with the 1998 Base Case. While the total debt balance outstanding during the quarter was lower than expected in the 1998 Base Case, the interest payments were increased due to a higher than assumed LIBOR rate. The LIBOR rate for March 2000 was 5.89% versus an assumed LIBOR rate of 5.75%. The higher interest costs were offset by a reduction in the amount of swap payments. MSAF paid $0.4 million in swap costs, $0.1 million less than assumed in the 1998 Base Case.

[31] Exceptional Items
     Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in March 2000.

[33] Principal Payments
     In the First Quarter 2000, total principal payments to Noteholders amounted to $5.2 million, the same as assumed in the 1998 Base Case.

II(b) Comparison of Actual Cash Flows versus the 2000 Base Case for April / May 2000

The March 8, 2000 Offering Memorandum for the New Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "2000 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments and Exceptional Items. A discussion of the Cash Collections, Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments, Exceptional Items and Principal Payments is given below and should be read in conjunction with the analysis in Appendix C.

CASH COLLECTIONS

"Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals plus Movement in Current Arrears Balance less Net Stress-related Costs), Interest Earned, Drawings from Expense Account and Net Maintenance.

Total Cash Collections                  Actual     Base Case      Variance
                                         $ M          $ M           $ M
Lease Rentals                             44.5         44.5             -
      - Renegotiated Leases                  -            -             -
      - Rental Resets                        -            -             -
                                       --------------------------------------
Contracted Lease Rentals                  44.5         44.5             -

Movement in Current Arrears Balance      (0.9)            -           (0.9)
Net Stress Related Costs                 (2.0)        (2.0)              -
                                       --------------------------------------
Net Lease Rentals                        41.6         42.5            (0.9)

Interest Earned                           0.6          0.4             0.2
Drawings from Expense Account             5.1            -             5.1
Net Maintenance                          (3.1)           -            (3.1)
                                       --------------------------------------
Total Cash Collections                   44.2         42.9             1.3
                                       --------------------------------------

In April / May 2000, MSAF Group generated approximately $44.2 million in Total Cash Collections, $1.3 million more than assumed in the 2000 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix C).

[2]  Renegotiated Leases
     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In April / May 2000, one lease was renegotiated resulting in a small decrease in the present value of the rental cash flows over the lease term. The new rental was agreed in exchange for an extension of the lease term.

[3]  Rental Resets
     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 2000 Base Case. In April / May 2000, no new leases were written. See Section IV - "Recent Developments" for a discussion of current re-leasing events as at July 1, 2000.

[4]  Contracted Lease Rentals
     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 2000 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For April / May 2000, Contracted Lease Rentals were $44.5 million, in line with rentals assumed in the 2000 Base Case.

[5]  Movement in Current Arrears Balance
     Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the New Issuance date (March 15, 2000) was assumed to be nil versus $1.5 million at the end of April / May 2000, a difference in arrears of $0.9 million.

     Aircraft   Country      Current    Current     Movement     Security
       Type                  Arrears    Arreras    in Current    Deposits
                             3/15/00    3/15/00     Arrears        Held
                               $ M        $ M         $ M           $ M
     A310-300   Brazil         0.0        0.7         0.7           0.0
     B737-300   USA            0.0        0.2         0.2           0.2
                             ------------------------------------------------
     Total                     0.0        0.9         0.9           0.2
                             ------------------------------------------------

     As at May 15, 2000, two lessees were in arrears, owing $0.9 million, against which MSAF Group held security deposits of $0.2 million. One of the two lessees, B.R.A., based in Brazil, defaulted in April / May 2000 and the aircraft was repossessed. Rental arrears, associated with the lessee, at the time of the repossession totaled $1.3 million are now deemed irrecoverable and will be re-classified from Current Arrears to Bad Debts. See the discussion on Bad Debts below.

     Actual Current Arrears and Base Case Arrears
     The Movement in Current Arrears Balance measures the difference in arrears balances between the start of the new Base Case, March 15, 2000, and May 15, 2000. For the purposes of the Base Case only, any arrears owed by lessees as at March 15, 2000 were assumed to be zero. Actual current arrears were $3.2 million as at March 15, 2000 and these pertain to the Initial Portfolio only. Actual Current Arrears as at May 15, 2000 were $3.6 million and relate to the Combined Portfolio. See Section IV - "Recent Developments" for information on the current level of arrears as of July 1, 2000 which covers total arrears owed by lessees.

     Net Stress-related Costs
     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 2000 Base Case assumed net stress-related costs equal to 4.5% of the 2000 Base Case Lease Rentals.

     Net Stress Related Costs           Actual      Base Case    Variance
                                          $ M          $ M          $ M
     Bad Debts                              -
     Security Deposits Drawn Down           -
     Restructured Arrears                   -
     AOG                                 (0.7)
     Other Leasing Income                (1.2)
     Repossession Costs                  (0.1)
                                        ------------------------------------
     Net Stress Related Costs            (2.0)        (2.0)         0.0
                                        ------------------------------------

     For April / May 2000, net stress-related costs amounted to $2.0 million (4.5% of 2000 Base Case Lease Rentals), in line with the 2000 Base Case assumptions. A detailed analysis of net stress-related costs is provided in item [6] to [11] below.

[6]  Bad Debts and [7] Security Deposits Drawn Down
     Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

     In April / May 2000, no amounts were written off and no security deposits were drawn down. See Section IV - "Recent Developments" for information on the current level of Bad Debts as of July 1, 2000.

[8]  Restructured Arrears
     Restructured arrears refer to current arrears that have been capitalized and restructured into a note payable, which is repaid over an agreed period. There were no losses from restructured arrears in April / May 2000. See Section IV - "Recent Developments" for information on the current level of Restructured Arrears as of July 1, 2000.

[9]  Aircraft on Ground ("AOG")
     AOG is defined as the Base Case Lease Rental lost when an aircraft is off-lease and non-revenue earning.

     AOG Analysis for April / May 2000
              Aircraft Type         Old Lessee      New Lessee       Lost Rental
                                                                         $ M
          1   A310-300              Oman Air        Region Air           0.2
          2   B737-400              TAESA           LOI                  0.5
                                                                     ----------
                   Total                                                0.7
                                                                     ----------

       The impact of AOG downtime amounted to $0.7 million during April / May 2000. This was in respect of two aircraft; one A310-300 previously on lease to Oman Air and terminated as scheduled and one B737-400 previously on lease to TAESA and terminated early. See Section IV - "Recent Developments" below for information on the current level of AOG costs as of July 1, 2000.

[10]  Other Leasing Income
      Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In April / May 2000, other leasing income amounted to a negative $1.2 million which relates to rentals which the Base Case assumed would be received in this period but are due in the following month.

[11]  Repossession Costs
      Repossession costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In April / May 2000, repossession costs amounted to $0.1 million, which primarily related to consultancy fees incurred during the repossession of the B747-300 previously on lease to VARIG.

[13]  Net Lease Rentals
      Net Lease Rentals is Contracted Lease Rentals plus the Movement in Current Arrears Balance less Net Stress-related Costs. In April / May 2000, net lease rentals amounted to $41.6 million, $0.9 million less than assumed in the 2000 Base Case. The variance was primarily attributable to the increase in current arrears discussed above.

[14]  Interest Earned
      Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in April / May 2000 consisted of the cash liquidity reserve amount of $30.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months. The average interest rate for the two-month period was 5.93%, slightly less than the 5.97% assumed in the 2000 Base Case. In April / May 2000, interest earned amounted to $0.6 million, $0.2 million more than assumed in the 2000 Base Case. The difference is due primarily to interest earned on the Aircraft Purchase Account prior to the acquisition of the Lithuanian B737-300 on May 1, 2000.

[15]  Drawings from Expense Account
      The Expense Account contains cash set aside each month from current cash collections to pay for expenses which are expected to be payable over the next three months. The level of Accrued Expenses is set each month by the Administrative Agent. In April / May 2000, $5.1 million was drawn from the Expense account to pay current expenses. The 2000 Base Case makes no assumption as to the level of Accrued Expenses. Accrued Expenses are discussed separately as line item number [28] in the Net Cash Collections section below.

[16]  Net Maintenance
      Net maintenance refers to maintenance receipts less any maintenance reimbursements paid to lessees. In April / May 2000, actual maintenance receipts amounted to $4.0 million and maintenance expenditure amounted to $7.1 million, generating negative net maintenance of $3.1 million.

      Maintenance expenditure included costs incurred in the overhaul of two engines on a B747-300 repossessed from Varig ($2.0 million), the overhaul of two A310-300 airframes previously on lease to Oman air ($2.8 million) and the reimbursement from reserves for the overhaul of two engines ($2.0 million). The 2000 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance receipts will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance receipts will exactly equal maintenance expenditure.

CASH EXPENSES

"Total Cash Expenses" include Aircraft Operating Expenses and SG&A Expenses. In April / May 2000, total cash expenses were $2.6 million, $0.4 million higher than the 2000 Base Case, which assumed total cash expenses of $2.2 million.

Total Cash Expenses              Actual      Base Case    Variance
                                   $ M          $ M         $ M
Aircraft Operating Expenses       (0.3)        (0.3)           -
SG&A Expenses                     (2.3)        (1.9)         0.4
                                 -----------------------------------
Total Cash Expenses               (2.6)        (2.2)         0.4
                                 -----------------------------------

The difference is due to higher SG&A Expenses as discussed below.

Aircraft Operating Expenses include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In April / May 2000, Aircraft Operating Expenses amounted to $0.3 million, the same as assumed in the 2000 Base Case, which assumes these costs to be 0.8% of the 2000 Base Case Lease Rentals.

[18]   Insurance
       Insurance costs of $0.2 million were incurred in April / May 2000 and relate to the payment of the quarterly premium in respect of the aircraft contingent insurance programme.

[19]   Re-leasing and other overhead costs
       Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In April / May 2000 these costs amounted to $0.1 million.


SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers. In April / May 2000, SG&A Expenses were $2.3 million or $0.4 million higher than assumed in the 2000 Base Case. The variance is described in items numbered [21] and [23] below.

[21]   Aircraft Servicer Fees
       The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In April / May 2000, the total Aircraft Servicer fee paid was $1.5 million, in line with 2000 Base Case assumptions.

        Aircraft Servicer Fees consist of:
                                                     $ M
                  Base Fee                           0.5
                  Rent Collected Fee                 0.5
                  Rent Contracted Fee                0.5
                  Incentive Fee 1999/2000*           0.0
                                                     ---
                  Total Servicer Fee                 1.5
        *For financial year ended November 30, 2000

        The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted. The Rent Collected Fee is equal to approximately 1.25% of all rentals received. The Incentive fee applies to the Initial Portfolio only and is set at 10% of all cash flow received above a targeted annual amount set at the beginning of each financial year. No incentive fee was payable to ILFC in April / May 2000 for the financial year ended November 2000.

[23]    Other Servicer Fees
        Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In April / May 2000, Other Servicer Fees amounted to $0.8 million as compared to an assumed expense of $0.4 million in the 2000 Base Case, a positive variance of $0.4 million. The variance is due primarily to the payment of the annual premium for the Directors and Officers insurance coverage ($0.2 million).

NET CASH COLLECTIONS

"Net Cash Collections" equals Total Cash Collections less Total Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments and Exceptional Items.

Net Cash Collections         Actual       Base Case     Variance
                               $ M           $ M          $ M
Total Cash Collections        44.2          42.9           1.3
Total Cash Expenses           (2.6)         (2.2)         (0.4)
Accrued Expenses              (3.9)            -          (3.9)
Interest Payments            (21.1)        (20.9)         (0.2)
Swap Payments                 (1.6)         (1.8)          0.2
Exceptional Items                -             -             -
                             ------------------------------------
Net Cash Collections          15.0          18.0          (3.0)
                             ------------------------------------

[26] Total Cash Collections
     As discussed above in line items [1] to [17] above in Cash Collections, MSAF Group generated approximately $44.2 million in Total Cash Collections, $1.3 million more than assumed in the 2000 Base Case.

[27] Total Cash Expenses
     As discussed above in line items [18] to [25] above in Cash Expenses, MSAF Group incurred approximately $2.6 million in Total Cash Expenses, $0.4 million more than assumed in the 2000 Base Case.

[28] Accrued Expenses
     Accrued Expenses represent the level of cash set aside in the Expense Account each month to pay for expenses which are expected to be payable over the next 3 months. In April / May 2000, $2.9 million was added to the Closing Expense Account balance of $1.6 million (a total of to $4.5 million) to fund future expenses, primarily maintenance.

[29] Interest Payments and [30] Swap Payments
     In April / May 2000, interest payments to Noteholders amounted to $21.1 million. This is $0.2 million higher than the 2000 Base Case, which assumed interest costs for April / May 2000 to be $20.9 million. The higher interest cost was due to a higher than assumed debt balance outstanding during the two month period and a higher than assumed average LIBOR rate. The average LIBOR rate for April / May 2000 was 6.07% versus an assumed LIBOR rate of 5.97%. The higher interest costs were offset by a reduction in the amount of swap payments. MSAF paid $1.6 million in swap costs, $0.2 million less than assumed in the 2000 Base Case.

[31] Exceptional Items
     Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in April / May 2000.

[33] Principal Payments
     In April / May 2000, total principal payments to Noteholders amounted to $15.0 million, $3.0 million less than assumed in the 2000 Base Case, reflecting the lower Net Cash Collections available during this period, mainly as a result of the higher than expected maintenance costs.

III  Other Financial Data

     An analysis of MSAF's Performance to Date as of May 15, 2000 versus the 2000 Base Case and details of interest and debt coverage ratios and Loan-to-Value ratios (LTV's) as of May 15, 2000 are shown in Appendix D.

     Cash
     Cash held at May 15, 2000 was $44.7 million. This includes $30.0 million that represents the cash portion of the Liquidity Reserve Amount at that time. This is a source of liquidity for, among other things, maintenance obligations, security deposit return obligations, and cash operating expenses and contingent liabilities. The balance consists of $10.2 million in lessee security deposits and $4.5 million in accrued expenses held in the Expense Account in respect of future maintenance obligations and other costs.

     In addition to the $44.7 million cash balance held at May 15, 2000, the Liquidity Reserve Amount also contained credit and liquidity facilities provided by MSDW and ILFC aggregating to $78.9 million. Neither of these facilities was drawn upon in April / May 2000.

     Aircraft Values
     Under the terms of the Notes, MSAF Group is required to obtain new appraisals of the Base Value of each aircraft from a minimum of three independent appraisers each year. The annual appraisal must be delivered to the Trustee no later than October 31 of each year. The next appraisal is due to deliver to the Trustee no later than October 31, 2000. The current appraisals as of November 30, 1999 are shown in Appendix A.

     A-D Note Balance
     As of May 15, 2000, the aggregate amount of Class A-D Notes outstanding was $1,819.3 million, approximately $3.0 million higher than assumed in the 2000 Base Case due to lower than assumed principal repayments with respect to the Class A-2 and A-5 Notes.

IV   Recent Developments

     Information is as of July 1, 2000.

     Securitisation of 29 aircraft
     On March 15, 2000, MSAF Group issued additional subclasses of Notes, amounting to $1,310 million, in association with the refinancing of the subclass A-1 Note of $400 million and the acquisition, from a subsidiary of MSDW, of a portfolio of 29 commercial aircraft with an appraised value of $1,047.8 million as of November 30, 1999. All but one of the 29 aircraft was delivered on March 15, 2000. The remaining aircraft, a B737-300 on lease to Lithuanian Airlines, was delivered on May 1, 2000. The following discussion refers to the portfolio of 62 aircraft assets, which was owned by MSAF Group as of July 1, 2000.

     Re-marketing Task for Portfolio of 62 Aircraft Assets

     As of July 1, 2000, two aircraft from a portfolio of 62 aircraft assets were off-lease. Both aircraft are currently the subject of non-binding letters of intent.

     Summary
                                                                       No. of
                                                                      Aircraft
     No. of Aircraft Assets subject to Lease Agreements                   60
     No. of Aircraft Assets off-lease                                      2
                                                                      ----------
     Total No. of Aircraft Assets                                         62
                                                                      ----------

     No. of Aircraft Assets scheduled to expire before Dec 31, 2000        2
     No. of Aircraft Assets scheduled to expire in the year to
       Dec 31, 2001                                                       11
                                                                      ----------
     Equals  Total Near-term re-marketing task                            13
                                                                      ----------
     Of which LOI signed                                                   2
                                                                      ----------

     Re-marketing Task: By Number of Aircraft
     Year ending    2000    2001    2002    2003    2004    > 2005    Total
     ----------------------------------------------------------------------
     A300                                             1        1        2
     A310                                     2                1        3
     A320                     1       1       3                1        6
     A321                             1       1                         2
     A330                     1                                         1
     A340                                     1                         1
     B737              2      6       1       4       4        3*       20
     B747                             1       1                         2
     B757                     2       1                        5        8
     B767                             2       1*      1        2        6
     F50                                      2                         2
     F70                                      1       2                 3
     MD82                                             1                 1
     MD83                     1               1                2        4
     Engine                           1                                 1
     Total             2      11      8       17      9        15       62

     * Includes one aircraft currently subject to a non-binding letter of intent.

     Re-marketing Task: By Appraised Value*
     Year ending    2000    2001    2002    2003    2004    > 2005    Total
     ----------------------------------------------------------------------
     A300                                           2.55%    2.31%    4.86%
     A310                                   2.25%            1.38%    3.63%
     A320                   1.52%   1.61%   4.59%            1.49%    9.21%
     A321                           1.95%   1.98%                     3.93%
     A330                   4.00%                                     4.00%
     A340                                   4.58%                     4.58%
     B737           2.37%   6.59%   1.26%   5.13%   4.83%    2.85%   23.03%
     B747                           4.87%   2.45%                     7.32%
     B757                   3.93%   1.48%                    9.67%   15.08%
     B767                           5.50%   1.47%   3.01%    6.52%   16.50%
     F50                                    0.62%                     0.62%
     F70                                    0.68%   1.45%             2.13%
     MD82                                           0.89%             0.89%
     MD83                           0.95%           0.99%    2.00%    3.94%
     Engine                                 0.28%                     0.28%
     Total          2.37%  16.99%  16.95%  24.74%  12.73%   26.22%     100%
     *Appraised Value as at November 30,1999

     As of July 1, 2000 47 leases, representing 73.78% of the appraised value at November 30, 1999 are scheduled to expire before December 31, 2004. As of July 1, 2000 the average remaining term to lease expiry date, weighted by appraised value at November 30, 1999 was 41 months.

     Re-marketing task for aircraft expiring prior to December 2000
     Two leases, representing 2.37% of the appraised value at November 30, 1999 are scheduled to expire before December 31, 2000. One of the two aircraft, a B737-300, is likely to stay with its current operator and the Servicer is currently negotiating extended lease terms. The second aircraft, a B737-400, is not yet subject to a non-binding letter of intent, however the Servicer is in discussions with a potential operator.

     Aircraft on Ground (AOG)
     As of July 1, 2000, there are two aircraft on the ground. The two aircraft are subject to non-binding letters of intent.

     AOG Analysis July 1, 2000
     Aircraft Type      Old Lessee     Status                Expected
                                                             Re-lease Date
     A310-300           B.R.A.         Subject to LOI        September 2000
     B737-300           VASP           Subject to LOI        August 2000

     One A310-300 aircraft was repossessed from B.R.A. in May 2000 and is currently subject to a non-binding letter of intent.

     One B737-300 aircraft was repossessed from VASP in May 2000 and is currently subject to a non-binding letter of intent.

     One B737-400 aircraft which was previously AOG, was released to a new lessee on June 20, 2000 on a short-term four-month lease.

     Lessee Difficulties

     Current and Restructured Arrears
     As of July 1, 2000, five lessees were in arrears. The nine aircraft on lease to these lessees represented 13.9% of the portfolio by appraised value at November 30, 1999. The total amount of rental payments and maintenance reserves that was in arrears with respect to these five lessees was $3.1 million. MSAF Group holds security deposits of $4.9 million against these arrears. The current arrears amount represents 1.4% of annual lease rental payments. The weighted average number of days past due of such arrears was 39 days.

     In addition to the current arrears mentioned above, one lessee owes an additional $0.7 million of arrears which were restructured in January 2000 for payment in July and August 2000.

     Regional Analysis of Current Arrears
     The categorization of countries into the geographical regions of Developed Markets, Emerging Markets and Other is determined using Morgan Stanley Capital International, Inc. ("MSCI") designations. A regional analysis of current arrears as of July 1, 2000 is shown below.

                                      %      No. of     No. of    No. of    Current   Security
                 Region           Appraised  Countries  Aircraft  Lessees   Arrears   Deposit
                                    Value                                     $ M       $ M
      Developed  Europe              3.1%         1         2         1         0.7       1.0
                 North America       5.3%         1         4         1         1.1       2.0
                 Pacific               -          0         0         0           0         0
      Emerging   Europe and Middle   2.0%         1         1         1         0.7       0.6
                 Asia                  -          0         0         0         0.0       0.0
                 Latin America         -          0         0         0           0         0
      Other      Other               3.5%         2         2         2         0.6       1.3
                                              -------------------------------------------------
                 Total Arrears       13.9%        5         9         5         3.1       4.9
                                              -------------------------------------------------

     Europe (Developed)
     MSAF Group currently leases 27.5% of the portfolio by appraised value at November 30, 1999 in the Europe (Developed) region. One of the five lessees in arrears is based in this region. In January 2000, Transaer, a lessee based in Ireland, restructured rental and maintenance arrears into a note payable of $1.4 million. $0.7 million of these restructured payments were due but unpaid in June 2000 and are categorized as current arrears.

     Transaer has informed MSAF Group that it will not be able to meet its payment obligations due in July ($0.5 million) and August 2000 ($0.2 million) under the restructuring agreement. Transaer is meeting its current obligations under the leases. MSAF Group holds security deposits of $1.0 million against the deferred arrears. These aircraft, both A320-200s, represented 3.1% of the portfolio by appraised value at November 30, 1999.

     North America (Developed)
     MSAF Group currently leases 15.4% of the portfolio by appraised value at November 30, 1999 in the North America (Developed) region. One of the five lessees currently in arrears is based in the North America. As of July 1, 2000, the lessee owed rental arrears of $1.1 million against which MSAF Group holds security deposits of $2.0 million. This lessee habitually makes its rental payments approximately one week later than its contracted due date and therefore this is not deemed to be a receivables issue. The lessee leases one B757-200, one MD-82 and two MD83s, representing a total of 5.3% of the portfolio by appraised value at November 30, 1999.

     Pacific (Developed)
     MSAF Group currently leases 10.0% of the portfolio by appraised value at November 30, 1999 in the Pacific (Developed) region. As of July 1, 2000, none of these lessees were in arrears.

     Europe and Middle East (Emerging)
     MSAF Group currently leases 7.7% of the portfolio by appraised value at November 30, 1999 in the Europe and Middle East (Emerging) region. One of the five lessees in arrears is based in this region. As of July 1, 2000, Air Alfa owed rental and maintenance arrears of $0.7 million, against which MSAF Group holds a security deposit of $0.6 million. In April 2000 the Servicer instituted legal steps in Turkey to draw down the guarantee and repossess the aircraft from Air Alfa. Since then the airline has made certain payments towards reducing its arrears balance. This aircraft, an A321-100, represented 2.0% of the portfolio by appraised value at November 30, 1999.

     Asia (Emerging)
     MSAF Group currently leases 16.5% of the portfolio by appraised value at November 30, 1999 in the Asia (Emerging) region. As of July 1, 2000, none of the lessees in this region were in arrears.

     Latin America (Emerging)
     MSAF Group currently leases 5.0% of the portfolio in Latin America (all in Mexico) by appraised value at November 30, 1999. None of the lessees currently in arrears are based in Latin America. However the two aircraft repossessed during the quarter were leased in Latin America and had been in arrears. See the Bad Debts Section below.

     Other
     MSAF Group currently leases 15.6% of the portfolio by appraised value at November 30, 1999 in the Other region. Two of the five lessees currently in arrears are based in the Other region.

     As of July 1, 2000, one lessee, based in Iceland, owed rental and maintenance reserves of $0.5 million, against which MSAF Group holds a security deposit of $0.6 million. This is a B747-300 and represented 2.5% of the portfolio by appraised value at November 30, 1999. The other lessee is based in Lithuania and as at July 1, 2000 maintenance reserves of $0.1 million, against which MSAF Group holds a security deposit of $0.7 million. This is a B737-300 and represented 1.0% of the portfolio by appraised value at November 30, 1999. The lessee is experiencing financial difficulties and its ability to meet future payment obligations under the lease remain uncertain.

     Bad Debts
     In addition to the current arrears of $3.1 million and restructured arrears of $0.7 million, as of July 1, 2000, $1.3 million of rental and maintenance payments due to MSAF Group remain unpaid from one of its former lessees.

     Analysis of Bad Debts Balance as of July 1, 2000
     Repossession Date   Aircraft    Former     Country    Bad Debts   Bad Debts   Security  Total
                         Type        Lessee                  Total     Recovered   Deposits
                                                              $ M         $ M        $ M      $ M
     May 2000            A310-300    B.R.A.     Brazil       (1.3)        0.0        0.0     (1.3)
     May 2000            B737-300    VASP       Brazil       (0.5)        0.0        0.7      0.2
                                                          ----------------------------------------
     Total                                                   (1.8)        0.0        0.7     (1.1)
                                                          ----------------------------------------

     A former Brazilian lessee, B.R.A., defaulted on its obligations under its lease of an A310-300 aircraft and the aircraft was repossessed in May 2000. The lease was scheduled to expire in July 2007. The total amount of rental payments due under the lease at the date of the repossession was $1.3 million. There was no security deposit held by MSAF Group to offset against the arrears balance. The aircraft is currently subject to a non-binding letter of intent and is scheduled to deliver to a new lessee in September 2000. This aircraft represents approximately 1.4% of the portfolio by appraised value at November 30, 1999.

     A second Brazilian lessee, VASP, defaulted on its obligations under its lease of a B737-300 aircraft and the aircraft was repossessed on May 19, 2000 following legal proceedings against VASP. The lease was scheduled to expire in March 2003. The total amount of rental payments due under the lease at the date of the repossession was $0.5 million against which we drew down a security deposit of $0.7 million. The aircraft is currently subject to a non-binding letter of intent and is scheduled to deliver to a new lessee in August 2000. This aircraft represents approximately 1.0% of the portfolio by appraised value at November 30, 1999.

     Note Payable
     A former Brazilian lessee, VARIG, negotiated an early termination of its lease of a B747-300 aircraft in July 1999. The total amount of rental payments and maintenance reserves due under this lease, at the date of the termination agreement, was $4.8 million against which we drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to offset arrears of $4.8 million and approximately $6.0 million for maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately $1.1 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note. As of July 1, 2000 VARIG had made all payments due under the note payable. This aircraft represents approximately 2.5% of the portfolio by appraised value at November 30, 1999.

     Insurance Claim
     On April 2, 1999, one B757-200ER on lease to Guyana Airways was terminated by agreement. Certain of the technical records were incomplete and/or missing. An insurance claim under our Technical Records policy was submitted in respect of the maintenance work, repairs and services required to reconstruct the technical records. The insurance claim was approved and MSAF Group received $3.9 million in June 2000 to partially offset the substantial maintenance costs incurred in the Guyana repossession.

     Airworthiness Directive
     On May 25, 2000, the United States Federal Aviation Administration issued an Airworthiness Directive relating to fire safety standards in certain types of aircraft. The Airworthiness Directive, which applies to our one MD-82 and four MD-83 aircraft, together representing 4.8% of our portfolio by appraised value at November 30, 1999, requires operators of those aircraft to replace fire insulation blankets covered with metalized Mylar. Under the leases of the affected aircraft, all costs of compliance with Airworthiness Directives are the obligation of the lessees.

Morgan Stanley Aircraft Finance                                       Appendix A

                               Portfolio Analysis
                                  July 1, 2000

        Region (1)      Country of Lessee         Lessee               Type

      1 Europe          France                    Air Liberte           MD-83
      2 (Developed)     France                    L'Aeropostale         B737-300QC
      3                 Ireland                   Aer Lingus            A330-300
      4                 Ireland                   TransAer              A320-200
      5                 Ireland                   TransAer              A320-200
      6                 The Netherlands           KLM                   Engine
      7                 The Netherlands           KLM Cityhopper        F50
      8                 The Netherlands           KLM Cityhopper        F50
      9                 The Netherlands           Transavia             B737-300
     10                 Norway                    Braathens             B737-500
     11                 Norway                    Braathens             B737-500
     12                 Spain                     Air Europa            B737-400
     13                 United Kingdom            Air 2000              B757-200ER
     14                 United Kingdom            Air 2000              B767-300ER
     15                 United Kingdom            Britannia             B757-200ER
     16                 United Kingdom            Britannia             B767-200ER
     17                 United Kingdom            JMC Airlines          A320-200
     18                 United Kingdom            JMC Airlines          B757-200ER
     19                 United Kingdom            Monarch               A320-200
        subtotal

     20 North America   Canada                    Canada 3000           A320-200
     21 (Developed)     Canada                    Air Canada            A320-200
     22                 United States of America  Alaska Airlines       B737-400
     23                 United States of America  Alaska Airlines       B737-400
     24                 United States of America  Continental           B737-300
     25                 United States of America  National Airlines     B757-200ER
     26                 United States of America  Southwest             B737-300
     27                 United States of America  Southwest             B737-300
     28                 United States of America  TWA                   B757-200ER
     29                 United States of America  TWA                   MD-83
     30                 United States of America  TWA                   MD-82
     31                 United States of America  TWA                   MD-83
        subtotal

     32 Pacific         Hong Kong                 Cathay Pacific        B747-400
     33 (Developed)     New Zealand               Air New Zealand       B767-300ER
     34                 Singapore                 Regionair             A310-300
     35                 Singapore                 Regionair             A310-300
        subtotal

     36 Europe and      Czech Republic            Travel Service a.s.,  B737-400
     37 Middle East     Greece                    Olympic               B737-400
     38 (Emerging)      Hungary                   Malev                 F70
     39                 Hungary                   Malev                 F70
     40                 Hungary                   Malev                 F70
     41                 Turkey                    Air Alfa              A321-100
     42                 Turkey                    Pegasus               B737-400
        subtotal

     43 Asia            China                     China Hainan          B737-300
     44 (Emerging)      South Korea               Asiana                B767-300ER
     45                 South Korea               Asiana                B767-300ER
     46                 South Korea               Asiana                B737-400
     47                 South Korea               Asiana                B737-400
     48                 Taiwan                    China Airlines        A300-600R
     49                 Taiwan                    China Airlines        A300-600R
     50                 Taiwan                    F.E.A.T.              B757-200ER
        subtotal

     51 Latin America   Mexico                    Aeromexico            B757-200ER
     52 (Emerging)      Mexico                    Aeromexico            MD-83
     53                 Mexico                    Mexicana              B757-200ER
        subtotal

     54 Other           Fiji                      Air Pacific           B767-300ER
     55                 Iceland                   Icelandair            B737-300
     56                 Iceland                   Air Atlanta Icelandic B747-300
     57                 Macau                     Air Macau             A321-100
     58                 Malta                     Air Malta             B737-300
     59                 Mauritius                 Air Mauritius         A340-300
     60                 Lithuania                 Lithuanian Airlines   B737-300
        subtotal

     61 Available for
        lease           AOG                       AOG                   A310-300
     62                 AOG                       AOG                   B737-300
        subtotal


     (1)  Regions are defined according to the Morgan Stanley Capital
          International designations


(Table to be continued)



(Table continued)
                                                           Appraised
                                                          Value as of
                  Engine           Serial    Date of     Nov 30, 1999    % of
   Region (1)     Configuration    Number  Manufacture      ($MM)        Fleet    Regional

 1 Europe         JT8D-219         49822     Dec-88           19.1          1.0%
 2 (Developed)    CFM 56-3C1       23788     May-87           19.2          1.0%
 3                CF6-80E1         54        Apr-94           80.0          4.0%
 4                V2500-A1         414       May-93           30.6          1.5%
 5                V2500-A1         428       May-94           32.1          1.6%
 6                CF6-80C2B6F      704279    Jul-95            5.5          0.3%
 7                PW100-125B       20233     Oct-91            6.2          0.3%
 8                PW100-125B       20232     Oct-91            6.3          0.3%
 9                CFM 56-3C1       27635     May-95           27.3          1.4%
10                CFM 56-3B1       25165     Apr-93           19.7          1.0%
11                CFM 56-3C1       26304     Sep-94           21.2          1.1%
12                CFM 56-3C1       24707     Jun-91           24.7          1.2%
13                RB211-535-E4     23767     Apr-87           29.7          1.5%
14                CF6-80C2B6F      26256     Apr-93           63.8          3.2%
15                RB211-535-E4-37  26266     Feb-93           41.2          2.1%
16                CF6-80A          23807     Aug-87           29.5          1.5%
17                V2500-A1         393       Feb-93           30.4          1.5%
18                RB211-535-E4-37  24367     Feb-89           31.7          1.6%
19                CFM 56-5A3       446       Oct-93           30.5          1.5%
   subtotal                                                                         27.5%

20 North America  CFM 56-5A3       397       Mar-93           30.8          1.5%
21 (Developed)    CFM 56-5A3       279       Feb-92           29.9          1.5%
22                CFM 56-3C1       25104     May-93           26.6          1.3%
23                CFM 56-3C1       25105     Jul-93           26.6          1.3%
24                CFM 56-3B1       26309     Dec-94           26.3          1.3%
25                RB211-535-E4     24260     Dec-88           33.5          1.7%
26                CFM 56-3B1       23255     Jun-85           14.4          0.7%
27                CFM 56-3B1       23256     Jul-85           15.3          0.8%
28                PW 2037          28160     Jul-96           47.8          2.4%
29                JT8D-219         49657     Apr-88           19.6          1.0%
30                JT8D-217C        49825     Mar-89           17.8          0.9%
31                JT8D-219         49824     Mar-89           20.4          1.0%
   subtotal                                                                        15.4%

32 Pacific        RB211-252H2/19   24955     Sep-91           97.4          4.9%
33 (Developed)    CF6-80C2B6       24875     Jun-91           57.0          2.9%
34                JT9D-7R4E1       409       Nov-85           22.3          1.1%
35                JT9D-7R4E1       410       Nov-85           22.7          1.1%
   subtotal                                                                        10.0%

36 Europe and     CFM 56-3B2       24234     Oct-88           21.9          1.1%
37 Middle East    CFM 56-3C1       25371     Jan-92           25.1          1.3%
38 (Emerging)     TAY MK620-15     11564     Dec-95           13.7          0.7%
39                TAY MK620-15     11565     Feb-96           14.3          0.7%
40                TAY MK620-15     11569     Mar-96           14.7          0.7%
41                V2530-A5         597       May-96           39.7          2.0%
42                CFM 56-3C1       26279     Jun-92           25.7          1.3%
   subtotal                                                                         7.7%

43 Asia           CFM 56-3C1       26295     Dec-93           25.5          1.3%
44 (Emerging)     CF6-80C2B6F      24798     Oct-90           53.1          2.7%
45                CF6-80C2B6F      25132     Feb-92           60.1          3.0%
46                CFM 56-3C1       26291     Aug-93           27.6          1.4%
47                CFM 56-3C1       26308     Oct-94           27.9          1.4%
48                PW 4158          555       Mar-90           46.3          2.3%
49                PW 4158          625       Mar-92           51.1          2.6%
50                PW 2037          25044     May-91           37.5          1.9%
   subtotal                                                                        16.4%

51 Latin America  PW 2037          26272     Mar-94           41.4          2.1%
52 (Emerging)     JT8D-219         53050     May-90           19.7          1.0%
53                PW 2040          24965     Mar-92           39.1          2.0%
   subtotal                                                                         5.0%

54 Other          CF6-80C2B4       26260     Sep-94           66.6          3.3%
55                CFM 56-3B2       23811     Oct-87           19.8          1.0%
56                CF6-80C2         24106     Apr-88           49.0          2.5%
57                V2530-A5         557       Dec-95           38.9          2.0%
58                CFM 56-3B2       25161     Feb-92           24.6          1.2%
59                CFM 56-5C3G      94        Mar-95           91.6          4.6%
60                CFM 56-3B2       24449     Apr-90           21.7          1.1%
   subtotal                                                                        15.6%

61 Available for  JT9D-7R4E1       437       Nov-86           27.6          1.4%
   lease
62                CFM 56-3B2       24299     Nov-88           19.8          1.0%

   subtotal                                                                        2.4%
                                                           ----------------------------
                                             Total          2,000.9       100.0% 100.0%
                                                           ============================

          Number of aircraft on lease                                                60
          Number aircraft off-lease                                                   2
          Total number of aircraft                                                   62
          Number of lessees                                                          41
          Number of countries                                                        25

          Total developed                                                         52.8%
          Total emerging                                                          29.2%
          Total other                                                             15.6%
          Total AOG                                                                2.4%
                                                                               --------
                                                                                 100.0%
                                                                               ========

Morgan Stanley Aircraft Finance                                       Appendix B

   Comparison of Actual Cash Flows versus the 1998 Base Case for March 2000

                                                                   Amounts stated in millions of USD       % of 1998 Base Case
                                                                      -----------------------------    -----------------------------
                                                                      Actual    Assumed    Variance    Actual    Assumed    Variance
                                                                      -----------------------------    -----------------------------
                           CASH COLLECTIONS
  [1]                       Lease Rentals                              12.2      12.2         (0.0)     100.0%    100.0%       0.0%
  [2]                       - Renegotiated Leases                      (0.1)        -         (0.1)      -0.8%      0.0%      -0.8%
  [3]                       - Rental Resets                            (0.4)        -         (0.4)      -3.3%      0.0%      -3.3%
                                                                      -----------------------------    -----------------------------
  [4] Sum of [1]..[3]      Contracted Lease Rentals                    11.7      12.2         (0.5)      95.9%    100.0%      -4.1%

  [5]                      Movement in Current Arrears Balance          0.2         -          0.2        1.6%      0.0%       1.6%

                           less Net Stress-related Costs
  [6]                       - Bad Debts                                   -                               0.0%
  [7]                       - Security Deposits Drawn Down                -                               0.0%
  [8]                       - Restructured Arrears                     (0.1)                             -0.8%
  [9]                       - Aircraft on Ground ("AOG")               (1.2)                             -9.8%
  [10]                      - Other Leasing Income                      0.3                               2.5%
  [11]                      - Repossession costs                       (0.1)                             -0.8%
                                                                      -----------------------------    -----------------------------
  [12] Sum of [6]..[11]    sub-total                                   (1.1)     (0.5)        (0.6)      -9.0%     -4.5%      -4.5%

  [13] [4]+[5]+[12]        Net Lease Rentals                           10.8      11.7         (0.9)      88.5%     95.5%      -7.0%
                                                                      -----------------------------    -----------------------------
  [14]                     Interest Earned                              0.1       0.1         (0.0)       0.8%      1.0%      -0.2%
                                                                      -----------------------------    -----------------------------
  [15]                     Drawings from Expense Account                1.2         -          1.2        9.8%      0.0%       9.8%

                           Maintenance Receipts                         0.9         -          0.9        7.4%      0.0%       7.4%
                           Maintenance Expenditure                     (1.1)        -         (1.1)      -9.0%      0.0%      -9.0%
  [16]                     Net Maintenance                             (0.2)        -         (0.2)      -1.6%      0.0%      -1.6%

  [17] [13]+[14]+[15]+[16] Total Cash Collections                      11.9      11.8          0.1       97.5%     96.5%       1.0%
---------------------------------------------------------------------------------------------------    -----------------------------

                           CASH EXPENSES
                           Aircraft Operating Expenses
 [18]                       - Insurance                                   -                              0.0%
 [19]                       - Re-leasing and other overheads           (0.1)                            -0.8%
                                                                      -----------------------------    -----------------------------
 [20] [18]+[19]            sub-total                                   (0.1)     (0.4)         0.3      -0.3%      -3.5%      3.2%

                          SG&A Expenses
 [21]                     Aircraft Servicer Fees
                           - Base Fee                                  (0.1)                           -1.3%
                           - Rent Collected Fee                        (0.1)                           -0.8%
                           - Rent Contracted Fee                       (0.1)                           -0.7%
                           - Incentive Fee                                -                             0.0%
                                                                      -----------------------------    -----------------------------
 [22]                     sub-total                                    (0.3)     (0.5)         0.2     -2.8%       -4.1%     1.3%

                           - Cabot                                     (0.1)     (0.2)         0.1     -1.2%       -1.4%     0.2%
                           - Other                                     (0.1)     (0.1)           -     -0.3%       -1.0%     0.7%
                                                                      -----------------------------    -----------------------------
 [23]                    Other Servicer Fees                           (0.2)     (0.3)         0.1     -1.5%       -2.4%     0.9%

 [24] [22]+[23]          sub-total                                     (0.5)     (0.8)         0.3     -4.3%       -6.5%     2.2%

 [25] [20] +[24]         Total Cash Expenses                           (0.6)     (1.2)         0.6     -4.6%      -10.0%     5.4%
---------------------------------------------------------------------------------------------------    -----------------------------
                         NET CASH COLLECTIONS
 [26] [17]               Total Cash Collections                        11.9      11.8          0.1     97.5%       96.5%     1.1%
 [27] [25]               Total Cash Expenses                           (0.6)     (1.2)         0.6     -4.6%      -10.0%     5.4%
 [28]                    Accrued Expenses                              (0.8)        -         (0.8)    -6.6%        0.0%    -6.6%
 [29]                    Interest Payments                             (4.9)     (4.9)         0.0    -40.7%      -40.7%     0.0%
 [30]                    Swap Payments                                 (0.4)     (0.5)         0.1     -3.1%       -3.2%     0.1%
 [31]                    Exceptional Items                                -         -            -      0.0%        0.0%     0.0%
                                                                      -----------------------------    -----------------------------
 [32] Sum of [26]..[31]  TOTAL                                          5.2       5.2          0.0     42.6%       42.6%     0.0%
                                                                      =============================    =============================
---------------------------------------------------------------------------------------------------    -----------------------------
 [33]                    PRINCIPAL PAYMENTS
                         subclass A1                                      -         -            -      0.0%        0.0%     0.0%
                         subclass A2                                    4.8       4.8            -     39.3%       39.3%     0.0%
                         subclass A3                                      -         -            -      0.0%        0.0%     0.0%
                         subclass A4                                      -         -            -      0.0%        0.0%     0.0%
                         subclass A5                                      -         -            -      0.0%        0.0%     0.0%
                         subclass B1                                    0.3       0.3            -      2.5%        2.5%     0.0%
                         subclass B2                                      -         -            -      0.0%        0.0%     0.0%
                         subclass C1                                    0.1       0.1            -      0.8%        0.8%     0.0%
                         subclass C2                                      -         -            -      0.0%        0.0%     0.0%
                         subclass D1                                      -         -            -      0.0%        0.0%     0.0%
                                                                      -----------------------------    -----------------------------
                         Total                                          5.2       5.2            -     42.6%       42.6%     0.0%
                                                                      =============================    =============================
---------------------------------------------------------------------------------------------------    -----------------------------
                         Debt Balances as at March 15, 2000
                         subclass A1                                  400.0     400.0           -
                         subclass A2                                  224.7     232.0        (7.3)
                         subclass B1                                   89.7      89.7        (0.0)
                         subclass C1                                   99.9      99.9           -
                         subclass D1                                  110.0     110.0           -
                                                                      -----------------------------
                         TOTAL                                        924.3     931.6        (7.3)
                                                                      =============================

Morgan Stanley Aircraft Finance                                       Appendix C

 Comparison of Actual Cash Flows versus the 2000 Base Case for April / May 2000

                                                                     Amounts stated in millions of USD       % of 2000 Base Case
                                                                      -----------------------------    -----------------------------
                                                                      Actual    Assumed    Variance    Actual    Assumed    Variance
                                                                      -----------------------------    -----------------------------
                          CASH COLLECTIONS
 [1]                      Lease Rentals                                44.5      44.5           -        100.0%    100.0%      0.0%
 [2]                       - Renegotiated Leases                          -         -           -          0.0%      0.0%      0.0%
 [3]                       - Rental Resets                                -         -           -          0.0%      0.0%      0.0%
                                                                      -----------------------------    -----------------------------
 [4]  Sum of [1]..[3]     Contracted Lease Rentals                     44.5      44.5           -        100.0%    100.0%      0.0%
                                                                          -         -
 [5]                      Movement in Current Arrears Balance          (0.9)        -        (0.9)        -2.0%     0.0%      -2.0%

                          less Net Stress-related Costs
 [6]                      - Bad Debts                                    -         -           -          0.0%
 [7]                      - Security Deposits Drawn Down                 -         -           -          0.0%
 [8]                      - Restructured Arrears                         -         -           -          0.0%
 [9]                      - Aircraft on Ground ("AOG")                (0.7)        -           -         -1.6%
 [10]                     - Other Leasing Income                      (1.2)        -           -         -2.7%
 [11]                     - Repossession costs                        (0.1)        -           -         -0.2%
                                                                     -----------------------------    -----------------------------
 [12] Sum of [6]..[11]    sub-total                                   (2.0)     (2.0)          -          -4.5%   -4.5%       0.0%

 [13] [4]+[5]+[12]        Net Lease Rentals                           41.6      42.5        (0.9)         93.5%   95.5%      -2.0%
                                                                     -----------------------------    -----------------------------
 [14]                     Interest Earned                              0.6       0.4         0.2           1.3%    1.0%       0.3%
                                                                     -----------------------------    -----------------------------
 [15]                     Drawings from Expense Account                5.1         -         5.1          11.5%    0.0%      11.5%

                          Maintenance Receipts                         4.0         -         4.0           9.0%               9.0%
                          Maintenance Expenditure                     (7.1)        -        (7.1)        -16.0%             -16.0%
                                                                     -----------------------------    -----------------------------
 [16]                     Net Maintenance                             (3.1)        -        (3.1)         -7.0%    0.0%      -7.0%

 [17] [13]+[14]+[15]+[16] Total Cash Collections                      44.2      42.9        99.3%         99.3%               2.8%
--------------------------------------------------------------------------------------------------    -----------------------------
                          CASH EXPENSES
                          Aircraft Operating Expenses
 [18]                       - Insurance                               (0.2)                              -0.5%
 [19]                       - Re-leasing and other overheads          (0.1)                              -0.3%
                                                                     -----------------------------    -----------------------------
 [20] [18]+[19]            sub-total                                  (0.3)     (0.3)           -        -0.8%    -0.8%       0.0%

                           SG&A Expenses
 [21]                      Aircraft Servicer Fees
                           - Base Fee                                 (0.5)                                -1.1%
                            - Rent Collected Fee                      (0.5)                                -1.1%
                            - Rent Contracted Fee                     (0.5)                                -1.1%
                            - Incentive Fee                              -                                  0.0%
                                                                      -----------------------------    -----------------------------
 [22]                      sub-total                                  (1.5)      (1.5)          -          -3.4%   -3.4%      0.0%
                            - Cabot                                   (0.2)      (0.2)          -          -0.4%   -0.4%      0.0%
                            - Other                                   (0.6)      (0.2)       (0.4)         -1.3%   -0.4%     -0.9%
                                                                      -----------------------------    -----------------------------
 [23]                      Other Servicer Fees                        (0.8)      (0.4)       (0.4)         -1.7%   -0.8%     -0.9%

 [24] [22]+[23]            sub-total                                  (2.3)      (1.9)       (0.4)         -5.1%   -4.2%     -0.9%

 [25] [20] +[24]           Total Cash Expenses                        (2.6)      (2.2)       (0.4)         -5.9%   -5.0%     -0.9%
--------------------------------------------------------------------------------------------------    -----------------------------
                           NET CASH COLLECTIONS
 [26] [17]                 Total Cash Collections                     44.2       42.9         1.3          99.3%   96.5%      2.8%
 [27] [25]                 Total Cash Expenses                        (2.6)      (2.2)       (0.4)         -5.9%   -5.0%     -0.9%
 [28]                      Accrued Expenses                           (3.9)         -        (3.9)         -8.8%    0.0%     -8.8%
 [29]                      Interest Payments                         (21.1)     (20.9)       (0.2)        -47.4%  -47.0%     -0.4%
 [30]                      Swap Payments                              (1.6)      (1.8)        0.2          -3.6%   -4.0%      0.4%
 [31]                      Exceptional Items                             -          -           -           0.0%    0.0%      0.0%
                                                                      -----------------------------    -----------------------------
 [32] Sum of [26]..[31]    TOTAL                                      15.0       18.0        (3.0)         33.7%   40.5%     -6.8%
                                                                      =============================    =============================
--------------------------------------------------------------------------------------------------    -----------------------------
 [33]                      PRINCIPAL PAYMENTS
                           subclass A2                                 1.3        2.4        (1.1)          2.9%    5.4%     -2.5%
                           subclass A3                                   -          -           -           0.0%    0.0%      0.0%
                           subclass A4                                   -          -           -           0.0%    0.0%      0.0%
                           subclass A5                                12.5       14.4        (1.9)         28.1%   32.4%     -4.3%
                           subclass B1                                 1.1        1.1           -           2.5%    2.5%      0.0%
                           subclass B2                                   -          -           -           0.0%    0.0%      0.0%
                           subclass C1                                 0.1        0.1           -           0.2%    0.2%      0.0%
                           subclass C2                                   -          -           -           0.0%    0.0%      0.0%
                           subclass D1                                   -          -           -           0.0%    0.0%      0.0%
                                                                      -----------------------------    -----------------------------
                           Total                                      15.0       18.0        (3.0)         33.7%   40.5%     -6.8%
                                                                      =============================    =============================
--------------------------------------------------------------------------------------------------    -----------------------------
                           Debt Balances                            15-May-00  15-May-00
                           -------------                            ---------  ---------
                           subclass A2                               223.4      222.3         1.1
                           subclass A3                               580.0      580.0           -
                           subclass A4                               200.0      200.0           -
                           subclass A5                               387.5      385.6         1.9
                           subclass B1                                88.6       88.6           -
                           subclass B2                                75.0       75.0           -
                           subclass C1                                99.8       99.8           -
                           subclass C2                                55.0       55.0           -
                           subclass D1                               110.0      110.0           -
                                                                   ------------------------------
                           TOTAL                                   1,819.3    1,816.3         3.0
                                                                   ------------------------------
-------------------------------------------------------------------------------------------------

Morgan Stanley Aircraft Finance                                       Appendix D

                             Debt Coverage Ratios
                          2nd Quarter - May 15, 2000

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2000             Variance
                                     Closing                 Actual                Base Case
-----------------------------------------------------------------------------------------------------------------------------
          Source of Funds
          Net Cash Collections                                   15.0               18.0              (3.00)
          Add Back Interest Payments                             21.1               20.9               0.20
          Add Back Swap Payments                                  1.6                1.8              (0.20)
                                                           -----------        -----------        -----------
    a                                                            37.7               40.7              (3.00)
                                                           -----------        -----------        -----------

          Application of funds
    b     Swaps                                                   1.6                1.8              (0.20)
    c     Class A Interest                                       15.6               15.4               0.20
    d     Class A Minimum                                         4.9                4.9               0.00
    e     Class B Interest                                        1.9                1.9               0.00
    f     Class B Minimum                                         1.0                1.0               0.00
    g     Class C Interest                                        2.0                2.0               0.00
    h     Class C Minimum                                           -                  -               0.00
    I     Class D Interest                                        1.6                1.6               0.00
    j     Class D Minimum                                           -                  -               0.00
    k     Class A Scheduled                                       0.1                0.1               0.00
    l     Class B Scheduled                                       0.1                0.1               0.00
    m     Class C Scheduled                                       0.1                0.1               0.00
    n     Class D Scheduled                                         -                  -               0.00
    o     Permitted Aircraft Modifications                          -                  -               0.00
    p     Class A Supplemental                                    8.8               11.8              (3.00)
                                                           -------------------------------------------------
          Total                                                  37.7               40.7              (3.00)
-----------------------------------------------------------------------------------------------------------------------------
   [1]    Interest Coverage Ratio
          Class A                                                2.19               2.37  = a / (b+c)
          Class B                                                1.57               1.70  = a / (b+c+d+e)
          Class C                                                1.40               1.51  = a / (b+c+d+e+f+g)
          Class D                                                1.32               1.43  = a / (b+c+d+e+f+g+h+i)

   [2]    Debt Coverage Ratio
          Class A                                                1.31               1.42  = a / (b+c+d+e+f+g+h+i+ j+k)
          Class B                                                1.31               1.42  = a / (b+c+d+e+f+g+h+i+j+k+l)
          Class C                                                1.30               1.41  = a / (b+c+d+e+f+g+h+i+j+k+l+m)
          Class D                                                1.30               1.41  = a / (b+c+d+e+f+g+h+i+j+k+l+m+n)
----------------------------------------------------------------------------------------------------------------------------
          Loan-to-Value Ratios       2000 Base Case           Actual          2000 Base Case
                                       15-Mar-00             15-May-00          15-May-00
                                     ------------------------------------------------------
   [3]    Assumed Portfolio Value      2,000.9                1,987.1            1,987.1

          Cash                            30.0                   30.0               30.0
            - Accrued Expenses             6.0                    4.5                4.5
            - Security Deposits            7.1                   10.2               10.2
                                    -----------            -----------        -----------
          subtotal cash                   43.1                   44.7               44.7
           Letters of Credit              82.1                   78.9               78.9
                                    -----------            -----------        -----------
          Total Liquidity Reserve        125.2                  123.6              123.6

   [4]    Total Asset Value            2,126.2                2,109.1            2,109.1

          Note Balance
          Class A                      1,404.7       66.1%    1,390.9   65.9%    1,387.9   65.8%
          Class B                        164.7       73.8%      163.6   73.7%      163.6   73.6%
          Class C                        154.9       81.1%      154.8   81.0%      154.8   80.9%
          Class D                        110.0       86.3%      110.0   86.3%      110.0   86.1%
                                    -----------            ----------         -----------
          Total                        1,834.3                1,819.3            1,816.3
----------------------------------------------------------------------------------------------------------------------------

[1]  Interest Coverage Ratio is equal to Net Cash Collections, before Interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

[2]  Debt Service Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

[3] Assumed Portfolio Value represents the Inital Appraised Value of each aircraft in the Portfolio multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

[4] Total Asset Value is equal to Total Portfolio Value plus Liquidity
Reserve Amount.